File No. 70-10157

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form U-1
Post-Effective Amendment No. 1

___________________________________

APPLICATION-DECLARATION
under
THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

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Entergy Mississippi, Inc.
308 East Pearl Street
Jackson, Mississippi 39201

(Name of company filing this statement and address
of principal executive offices)

___________________________________

Entergy Corporation
(Name of top registered holding company parent of each
applicant or declarant)

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Carolyn C. Shanks President and Chief Executive Officer Entergy Mississippi, Inc. 308 East Pearl Street Jackson, MS 39201	Steven C. McNeal Vice President and Treasurer Entergy Services, Inc. 639 Loyola Avenue New Orleans, LA 70113

(Names and addresses of agents for service)

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The Commission is also requested to send copies of any
communications in connection with this matter to:

Mark W. Hoffman, Esq. Entergy Services, Inc. 639 Loyola Avenue New Orleans, LA 70113 (504) 576-4257 (504) 576-4150 (fax)

Entergy Mississippi, Inc. submits this Post-Effective Amendment No. 1 to its Application-Declaration, as previously amended, in File No. 70-10157 pursuant to Rule 24.  No further action of the Commission is required or requested.

Item 6. Exhibits and Financial Statements.

A. Exhibits.

A-1(a) Amended and Restated Articles of Incorporation, as amended effective April 15, 2005 (filed as Exhibit 3(i) to Form 8-K, filed April 19, 2005, in File No. 1-31508).

SIGNATURE

Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

Entergy Mississippi, Inc.

By: /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer

Date: April 20, 2005